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                                                                    EXHIBIT 99.1


[GLOBALSTAR LOGO]
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3200 Zanker Road
San Jose, CA  95134
Tel: (408) 933-4000

                                                           NEWS
                                                   For Immediate Release

                                                Contact:  Mac Jeffery
                                                          212/338-5383

                GLOBALSTAR FILES COMPANY SALE PROCESS WITH COURT;
                 COMPANY SETS DEADLINE FOR NEW INVESTMENT OFFERS

SAN JOSE, CA, November 3 - Globalstar, L.P. has filed a motion with the U.S. Bankruptcy Court in Delaware to allow Globalstar to sell the company's assets and operations to a new investor in a private sale transaction. This confirms the private sale plan that Globalstar described last week as part of its announcement that ICO Global Communications (Holdings) Limited (ICO) might not complete its own plan to acquire Globalstar.

Globalstar will entertain offers from all interested parties received by NOVEMBER 10, 2003. A copy of the company's full court filing, which includes details on the sale procedures, may be found at http://www.globalstar.com/downloads/CourtFiling.pdf. A hearing with the U.S. Bankruptcy Court in Delaware to approve the sale transaction has been scheduled for NOVEMBER 20, 2003

During the course of the current sale process, Globalstar's day-to-day business operations are continuing as usual, and the company hopes to complete the sale of its assets and services to a new investor in the near future, followed by the completion of its Chapter 11 process.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements provide our expectations or forecasts of future events. Actual results could differ materially as a result of known or unknown risks and uncertainties and other factors, including our ability to secure sufficient funding under credit facilities or from other sources, to restructure our debt, the acceleration of existing debt facilities and the exercise of remedies with respect thereto, and other risks, uncertainties and factors disclosed in the most recent report on Form 10-K and reports on Form 10-Q and Forms 8-K of Globalstar Telecommunications Ltd. and Globalstar, L.P. filed with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statement.